Exhibit 99.1

FirstEnergy Corp.	For Release: February 17, 2026
341 White Pond Drive
Akron, Ohio 44320
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Karen Sagot
(330) 384-5247	(330) 761-4286

FirstEnergy Announces 2025 Financial Results,
Affirms 2026 Guidance and Provides Long-Term Financial Outlook Focused on Delivering Value to Customers, Communities and Investors

Reports 2025 GAAP earnings of $1.77 per share and Core Earnings (non-GAAP) of $2.55 per share, at the top end of the increased and revised guidance range

Affirms 2026 Core Earnings guidance range of $2.62 to $2.82 per share, representing 9% growth versus original 2025 guidance midpoint

Announces 2026-2030 capital investment plan of $36 billion
with expected Core Earnings compounded annual growth near the top end of 6-8%

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today reported 2025 GAAP earnings of $1.02 billion, or $1.77 per basic share ($1.76 diluted), on revenue of $15.1 billion. These results include the impact of Ohio regulatory orders in the fourth quarter of 2025. In 2024, the company reported GAAP earnings of $978 million, or $1.70 per basic and diluted share, on revenue of $13.5 billion. GAAP results for both periods reflect the impact of additional special items listed below.

Core Earnings (non-GAAP) in 2025 were $2.55 per share, a 7.6% increase compared to Core Earnings of $2.37 per share in 2024.

“In 2025, we reinforced our financial foundation and delivered on the strategies that are moving our company forward,” said Brian X. Tierney, FirstEnergy Board Chairman, President and Chief Executive Officer. “We deployed $5.6 billion of system investments to enhance reliability while advancing key regulatory strategies that support long-term customer benefits and our commitments to the investment community. We are proud of our solid execution against our capital plan and solid financial discipline, which resulted in Core Earnings of $2.55 per share.

“We are entering 2026 with strong momentum and a proven business model that is driving our transformation into a premier electric company with the financial strength and flexibility to deliver value across all stakeholders,” Tierney continued. “Last week our Board approved an increased quarterly dividend that reflects this momentum and our confidence in the company’s future.

“Our updated and extended Energize365 investment program builds on this progress. Our $36 billion investment plan for 2026 to 2030 includes more than $19 billion of total transmission investment,” Tierney added. “These investments will build a stronger, more resilient grid to minimize outages, prepare for future demand and advance regional, state and national energy priorities.”

Outlook

FirstEnergy reaffirmed its 2026 Core Earnings guidance of $2.62 to $2.82 per share. This outlook is supported by the company’s Energize365 capital investment plan of $6 billion in 2026 for distribution infrastructure renewal, grid modernization and significant reliability and resiliency enhancements to the high-voltage transmission system.

FirstEnergy’s $36 billion Energize365 program for 2026 through 2030 represents an increase of nearly 30% compared to its previous five-year investment plan and results in 10% compounded annual rate base growth through 2030. This investment plan positions FirstEnergy to deliver Core EPS compounded annual growth near the top end of 6-8% from 2026 to 2030.

2025 Results

Core Earnings growth in 2025 reflects FirstEnergy’s regulated investment strategy, including the impact of base rates that were implemented in Pennsylvania during the year, total transmission rate base growth of nearly 11% and stronger distribution sales. These factors offset the impacts of higher operating expenses, which include the impact of increased maintenance work in Pennsylvania recovered in new base rates and maintenance activities accelerated into 2025 from 2026. Core Earnings also reflect higher financing costs and dilution in 2025 from the FET equity interest transaction that closed in March 2024.

In the Distribution segment, 2025 Core Earnings increased $0.23 per share compared to 2024, primarily due to new base rates in Pennsylvania that went into effect on Jan. 1, 2025, as well as stronger sales and lower financing costs. This was partially offset by higher planned operating expenses and lower tax benefits. GAAP results in the distribution segment include charges recognized in the fourth quarter of 2025 resulting from PUCO orders related to the Ohio companies’ base rate case and legacy matters.

In the Integrated segment, the company’s capital investment program drove transmission rate base growth of 14%, resulting in higher transmission-related earnings. Earnings also benefited from stronger customer demand. This was primarily offset by higher operating expenses and increased financing costs.

In the Stand-Alone Transmission segment, 2025 Core Earnings increased primarily due to capital investments that drove a 9% increase in rate base year over year.

Consolidated GAAP Earnings Per Share (EPS) to Core (Non-GAAP) EPS Reconciliation

	12 Months Ended Dec. 31,
	2025	2024
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$1,020	$978
Basic EPS (GAAP)	$1.77	$1.70
Excluding Special Items:
Net Pension/OPEB credits	(0.35)	(0.06)
Signal Peak earnings impact	—	(0.13)
ARO regulatory change	(0.06)	0.27
Debt-related costs	0.03	0.12
Enhanced employee retirement and other related costs	—	0.01
FE Forward cost to achieve	—	0.10
Investigation and other related costs	0.50	0.13
Regulatory charges	0.58	0.09
Reorganization costs	0.06	—
Strategic transaction charges	0.02	0.14
Total Special Items	0.78	0.67
Core EPS (Non-GAAP)	$2.55	$2.37

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP), and Core EPS (non-GAAP) are based on 577 million shares for the full year of 2025 and 575 million shares for the full year of 2024.

Non-GAAP Financial Measures

We refer to certain financial measures, including Core Earnings (non-GAAP) per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” from earnings attributable to FirstEnergy Corp., as reflected in the table above. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period.

Management uses these non-GAAP financial measures, including Core EPS, to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Core EPS provides consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that this measure is useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. More detail on special items for the period can be found in the Company’s Strategic and Financial Highlights, available at the company’s Investor Information website – www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures

A quantitative reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS and Core EPS CAGR projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance and Core EPS CAGR projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Forward-looking statements, including these special items, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth under “Forward-Looking Statements,” below.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Fourth Quarter 2025 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Fourth Quarter 2025 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than 6 million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. FirstEnergy’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class-action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and the vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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